UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2006

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 14, 2006, HomeBanc Corp. (the “Company”) made available the presentation materials (the “Presentation Materials”) to be used by the Company at the JPMorgan Small Cap Conference at the Four Seasons Hotel Philadelphia, on Thursday, February 16, 2006 at 1:15 p.m. Eastern time. The Presentation Materials are attached to this Current Report as Exhibit 99.1 and are incorporated herein by this reference.

A live webcast of the Company’s presentation will be broadcast on http://equityconferences.jpmorgan.com. Please select JPMorgan Small Cap 7.0 “Think Big, Buy Small”. Viewers are encouraged to log on to the JPMorgan website approximately five minutes prior to the presentation to register. Upon registering, the Conference “Welcome Page” will appear. Click on the “Live Webcast” link to the left and then select HomeBanc Corp. from the list of presenting companies. The webcast will be available for replay approximately 24 hours after the live presentation and will be archived until May 16, 2006.

Pursuant to General Instruction F to Current Report on Form 8-K, the information contained in this Item 7.01, including the information set forth in the Presentation Materials filed as Exhibit 99.1 to, and incorporated in, this Current Report, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 furnished pursuant to this Item 7.01 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act, or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Presentation Materials for use at the JPMorgan Small Cap Conference on February 16, 2006.*

*	As described in Item 7.01 above of this Current Report, this exhibit is “furnished and not “filed” with this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2006

HOMEBANC CORP.

By:	/s/ ALANA L. GRIFFIN
Name:	Alana L. Griffin
Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation Materials for use at the JPMorgan Small Cap Conference on February 16, 2006.*

*	As described in Item 7.01 above of this Current Report, this exhibit is “furnished” and not “filed” with this Current Report.